Exhibit 99.1

PRESS RELEASE

Ruth’s Chris Steak House Announces Cheryl Henry’s Appointment as CEO

Michael O’Donnell to assume role of Executive Chairman

WINTER PARK, Fla.—(BUSINESS WIRE)—June 4, 2018— Ruth’s Hospitality Group, Inc. (the “Company”) (NASDAQ:RUTH) today announced that Cheryl Henry, currently President & Chief Operating Officer, will assume the role of President and CEO effective August 10, 2018. Ms. Henry replaces Michael P. O’Donnell who will assume the role of Executive Chairman. Ms. Henry was also appointed to the Board of Directors effective August 10, 2018.

Ms. Henry joined the company in June of 2007, and over the last eleven years has been responsible for nearly every aspect of the company’s day-to-day field operations including culinary, beverage, brand marketing, real estate development, human resources and information technology.

Michael P. O’Donnell, Executive Chairman Elect of Ruth’s Hospitality Group stated, “Cheryl’s appointment as Chief Executive Officer is the culmination of a multi-year succession planning process. Her experience and success managing virtually all aspects of our business over the last decade uniquely qualifies her for the position. We are highly confident that her proven leadership abilities, combined with a world class team and strong business foundation, will continue to create long term value for all our stakeholders.”

Cheryl Henry, President and CEO Elect stated, “I’m excited to build on our last decade of work and further expand the Ruth’s Chris brand. We have the team in place and a winning strategy, so our goal from here is continued operational execution, the centerpiece of which is a strong and positive brand connection with each and every guest.”

Nancy and Mark Oswald, the Company’s largest franchisee added, “We speak on behalf of the entire franchise community when we say we are delighted to welcome Cheryl as our new CEO. Her continuous and unwavering support through the years has been crucial to the growth and success of our brand and we are confident she will bring great things as CEO. At the same time, we thank Mike for his invaluable work over the past ten years and look forward to his continued role as Executive Chairman.”

Rob Selati, Lead Director of the Ruth’s Hospitality Group Board added, “On behalf of the Board of Directors, I would like to thank Mike O’Donnell for his decade of service as Chairman and CEO. Under his watch the company navigated the financial crisis, emerged stronger and more focused, and ultimately excelled across numerous growth and shareholder value metrics, including a five-fold increase in shareholder value. His role as Executive Chairman will ensure that he remains an important part of our leadership team, and we are thrilled with his continued presence as one of the Company’s largest shareholders.”

About Ruth’s Chris Steak House

Ruth’s Chris Steak House was founded by Ruth Fertel 50 years ago in New Orleans, Louisiana. Ruth had a recipe for everything – from how to prepare her signature sizzling steaks to how to treat her guests. This timeless formula is a testament to how one neighborhood eatery has become the largest collection of upscale steak houses in the world, with over 150 restaurant locations around the globe. Ruth’s Chris remains true to its heritage, helping guests make their best memories on 500-degree sizzling plates. This is how it’s done.

For information about our restaurants, to make reservations, or to purchase gift cards, please visit www.RuthsChris.com. For more information about Ruth’s Hospitality Group, Inc. please visit www.rhgi.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that reflect, when made, the Company’s expectations or beliefs concerning future events that involve risks and uncertainties. Forward-looking statements frequently are identified by the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “targeting,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Similarly, statements herein that describe the Company’s objectives, plans or goals. For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is available on the SEC’s website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. You should not assume that material events subsequent to the date of this press release have not occurred. Unless the context otherwise indicates, all references in this report to the “Company,” “Ruth’s,” “we,” “us”, “our” or similar words are to Ruth’s Hospitality Group, Inc. and its subsidiaries. Ruth’s Hospitality Group, Inc. is a Delaware corporation formerly known as Ruth’s Chris Steak House, Inc., and was founded in 1965.

SOURCE Ruth’s Chris Steak House